Exhibit 10.1

Loan No. 18462590S01-A

AMENDED AND RESTATED MONITORED REVOLVING CREDIT PROMISSORY NOTE
THIS AMENDED AND RESTATED MONITORED REVOLVING CREDIT PROMISSORY NOTE (this "Promissory Note") to the Credit Agreement (as amended) dated December 28, 2016 (the "Credit Agreement"), is entered into as of September 20, 2017 between COBANK, ACB, a federally chartered instrumentality of the United States ("Lender") and SOUTH DAKOTA SOYBEAN PROCESSORS, LLC, Volga, South Dakota, a limited liability company (together with its permitted successors and assigns, the "Borrower"). Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.
RECITALS
(A)This Promissory Note amends, restates, replaces and supersedes, but does not constitute payment of the indebtedness evidenced by, the promissory note set forth in the Amended and Restated Monitored Revolving Credit Promissory Note numbered 18462590S01, dated as of December 28, 2016 between Lender and the Borrower.
SECTION 1.    MONITORED REVOLVING CREDIT COMMITMENT. On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make loans to the Borrower in an aggregate principal amount not to exceed, at any one time outstanding, the following amounts during each commitment period (the "Commitment"); provided, however that the amount available under the Commitment will not exceed the "Borrowing Base" (as calculated pursuant to the Borrowing Base Report attached hereto as Exhibit A) on the date for which Borrowing Base Reports are required as set forth below. Within the limits of the Commitment , the Borrower may borrow , repay and re-borrow.

Commitment Period	Amount of Commitment
As of the date hereof up to and including April 30, 2018	$15,000,000.00
May 1 ,2018 up to and including October 1, 2018	$5,000,000.00
SECTION 2.    PURPOSE. The purpose of the Commitment is to finance the inventory and receivables referred to in the Borrowing Base Report.
SECTION 3.    TERM. INTENTIONALLY OMITTED.
SECTION 4.    LIMITS ON ADVANCES, AVAILABILITY, ETC. The loans will be made available as provided in Article 2 of the Credit Agreement.
SECTION 5.    INTEREST. The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):
A.One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 2.200% above the higher of: (1) zero percent (0.000%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by Lender from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate will be reset automatically, without the necessity of notice being provided to Lender, the Borrower, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option. Information about the then-current rate will be made available upon telephonic request. For purposes hereof: (a) "U.S. Banking Day" means a day on which Lender is open for business and banks are open for business in New York, New York; (b) "Eurocurrency Liabilities" will have the meaning as set forth in "FRB Regulation D"; and (c) "FRB Regulation D" means Regulation D as promulgated by the Board of Governors of the Federal Reserve

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-A

System, 12 CFR Part 204, as amended.
Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable monthly in arrears by the 20th day of the following month or on such other day as Lender will require in a written notice to the Borrower ("Interest Payment Date").
SECTION 6.    PROMISSORY NOTE. The Borrower promises to repay the unpaid principal balance of the loans on the last day of the term of the Commitment. In addition, the Borrower promises to pay on the date of a reduction in the Commitment so much of the loans as necessary to reduce the outstanding balance of the loans to the limit of the Commitment.
In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loans at the times and in accordance with the provisions set forth herein.
SECTION 7.    SECURITY. The Borrower's obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.3 of the Credit Agreement.
SECTION 8.    FEES.
(A)Commitment Fee. In consideration of the Commitment, the Borrower agrees to pay to Lender a commitment fee on the average daily unused available portion of the Commitment at the rate of 0.200% per annum (calculated on a 360-day basis), payable monthly in arrears by the 20th day following each month. Such fee will be payable for each month (or portion thereof) occurring during the original or any extended term of the Commitment. For purposes of calculating the commitment fee only, the "Commitment" will mean the dollar amount specified in Section 1 hereof, irrespective of the Borrowing Base.
SECTION 9.    LETTERS OF CREDIT. If agreeable to Lender in its sole discretion in each instance, in addition to loans, the Borrower may utilize the Commitment to open irrevocable letters of credit for its account. Each letter of credit will be issued within a reasonable period of time after Lender's receipt of a duly completed and executed copy of Lender's then current form of Application and Reimbursement Agreement or, if applicable, in accordance with the terms of any CoTrade Agreement between the parties, and will reduce the amount available under the Commitment by the maximum amount capable of being drawn under such letter of credit. Any draw under any letter of credit issued hereunder will be deemed a loan under the Commitment and will be repaid in accordance with this Promissory Note. Each letter of credit must be in form and content acceptable to Lender and must expire no later than the maturity date of the Commitment. Notwithstanding the foregoing or any other provision hereof, the maximum amount capable of being drawn under each letter of credit must be statused against the Borrowing Base in the same manner as if it were a loan, and in the event that (after repaying all loans) the maximum amount capable of being drawn under the letters of credit exceeds the Borrowing Base, then the Borrower will immediately notify Lender and pay to Lender (to be held as cash collateral) an amount equal to such excess.
SECTION 10.    BORROWING BASE REPORT, ETC. The Borrower agrees to furnish a Borrowing Base Report to Lender at such times or intervals as Lender may from time to time request. Until receipt of such a request, the Borrower agrees to furnish a Borrowing Base Report to Lender within 30 days after each month end calculating the Borrowing Base as of the last day of the month for which the report is being furnished. However, if no balance is outstanding hereunder on the last day of such month, then no Borrowing Base Report need be furnished. If on the date for which a Borrowing Base Report is required the amount outstanding under the Commitment exceeds the Borrowing Base, the Borrower will immediately notify Lender and repay so much of the loans as is necessary to reduce the amount outstanding under the Commitment to the limits of the Borrowing Base. The Borrower agrees that the submission of a Borrowing Base Report of the Borrower to Lender will constitute a representation and warranty by the Borrower as of the date of the Borrowing Base Report submission that the information contained therein (a) is true and accurate in every respect, (b) does not fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and (c) has been reviewed by the Principal Financial Officer of the Borrower.

SIGNATURE PAGE FOLLOWS

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-A

SIGNATURE PAGE TO PROMISSORY NOTE
IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
By:	/s/ Mark Hyde
Name:	Mark Hyde
Title:	CFO

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-A

SIGNATURE PAGE TO PROMISSORY NOTE
IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

COBANK, ACB
By:	/s/ Tonya Butler
Name:	Tonya Butler
Title:	Assistant Corporate Secretary

SOUTH DAKOTA SOYBEAN PROCESSORS, LLC
Volga, South Dakota
Promissory Note No. 18462590S01-A

EXHIBIT A

To Promissory Note No. 18462590S01-A
BORROWING BASE REPORT

Exhibit A

SEASONAL BORROWING BASE REPORT
CoBank, ACB

Name of Borrower	City, State	Date of Period
South Dakota Soybean Processors, LLC (18462590)	Volga, South Dakota

PART A--ELIGIBLE RECEIVABLES

For purposes hereof, ELIGIBLE RECEIVABLES shall mean rights to payment for goods sold and delivered or for services rendered which: (a) are not subject to any dispute, set-off, or counterclaim; (b) are not owing by an account debtor that is subject to a bankruptcy, reorganization, receivership or like proceeding; (c) are not subject to a lien in favor of any third party, other than liens authorized by CoBank in writing which are subordinate to CoBank’s lien: (d) are not owing by an account debtor that is owned or controlled by the borrower, (e) are not accounts due more than 30 days from invoice date, (f) are not accounts with balances past due more than 30 days, (g) are not deemed ineligible by CoBank. For purposes thereof, CONTRACT RECEIVABLES shall mean all Accrued Grains & Losses on Open Purchase and Sale Contracts for grain which are (a) are not in dispute, (b) are legally enforceable, and (c) are not subject to a lien except in favor of CoBank.

ELIGIBLE RECEIVABLES	AMOUNT		ADVANCE RATE		ALLOWABLE ADVANCE

Trade Receivables 0 - 30 Days	$—	X	85%	=	$—
Trade Receivables 31 - 60 Days	$—	X	50%	=	$—
Trade Receivables 61 Days and Over	$—	X	—%	=	$—
Other Receivables	$—	X	—%	=	$—
Net Liquidated Value of Brokerage Accounts	$—	X	90%	=	$—

Net Contract Receivables for Old Crop Beans*	$—	X	80%	=	$—
Net Contract Receivables for New Crop Beans*	$—	X	70%	=	$—
Subtotal - Net Contract Receivables for Beans	$—				$—
*Old crop ends September 30. Net contract receivables are accrued gains & losses on open purchase and sales contracts.

TOTAL PART A	$—				$—

PART B--ELIGIBLE INVENTORY

For purposes hereof, ELIGIBLE INVENTORY shall mean inventory which: (a) is of a type shown below; (b) is owned by the borrower and not held by the borrower on consignment or similar basis; (c) is not subject to a lien except in favor of CoBank.

Types of Eligible Inventory	AMOUNT	Deduction		ADVANCE RATE		ALLOWABLE ADVANCE
Soybeans*	$—		X	85%	=	$—
Less: Grain Payables		$—	X	85%	=	$—

Soybean Meal**	$—		X	85%	=	$—
Soybean Oil**	$—		X	85%	=	$—
Soybean Hulls**	$—		X	75%	=	$—
Other Inventory	$—		X	—%	=	$—
TOTAL PART B	$—					$—

* Valued at Bid Price FOB Volga, SD
** Valued at Market FOB Volga, SD

PART C -- OBLIGATIONS
Less:	OBLIGATIONS
Book Overdraft (Bank overdraft net of cash available.)	$—
Demand Patron Notes/Deposits	$—
Accounts Payable Owed to Suppliers with PMSI Filings	$—
Outstanding Balance of CoBank Loan(s), (as of date of this report):	$—
CoBank Letters of Credit Issued (excluding North Western Services Corp. Letter of Credit)	$—
TOTAL PART C (NET OBLIGATIONS SUMMARY)	$—

* EXCESS/OVERADVANCE (AS OF END OF PERIOD): TOTAL A + B - C	$—

 * IF AN OVERADVANCE IS REPORTED ABOVE, PLEASE CONTACT YOUR RELATIONSHIP MANAGER IMMEDIATELY WITH: 1) AN UPDATED BORROWING BASE REPORT, AND 2) SPECIFICS OF ALL PAYMENTS REMITTED SINCE END OF PERIOD (CHECK NUMBERS, WIRE ROUTING NUMBERS, ETC.). FUNDS MUST BE REMITTED TO COBANK WITHIN 5 BUSINESS DAYS OF MONTH END.

I HEREBY CERTIFY THAT THIS INFORMATION IS CORRECT.

AUTHORIZED SIGNATURE	TITLE	DATE